Exhibit 99.2

CDRR Investors, Inc.

Index

Page(s)
Audited Consolidated Financial Statements

Independent Auditor’s Report of Ernst & Young LLP (for the two years ended and as of December 31, 2014 and 2013)	F-2

Independent Auditor’s Report of BDO USA LLP (for the year ended December 31, 2012)	F-3

Consolidated Balance Sheets as of December 31, 2014 and 2013	F-5

Consolidated Statements of Operations for the Years Ended December 31, 2014 and 2013, the period from May 31, 2012 through December 31, 2012 (Successor) and the period from January 1, 2012 through May 30, 2012 (Predecessor)	F-6

Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2014 and 2013, the period from May 31, 2012 through December 31, 2012 (Successor) and the period from January 1, 2012 through May 30, 2012 (Predecessor)	F-7

Consolidated Statements of Cash Flows for the Years Ended December 31, 2014 and 2013, the period from May 31, 2012 through December 31, 2012 (Successor) and the period from January 1, 2012 through May 30, 2012 (Predecessor)	F-8

Notes to Consolidated Financial Statements	F-9

F-1

Report of Independent Auditors

The Audit Committee of the Board of Directors of CDRR Investors, Inc.

We have audited the accompanying consolidated financial statements of CDRR Investors, Inc., which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CDRR Investors, Inc. at December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Dallas, Texas
September 9, 2015

F-2

Independent Auditor’s Report

Board of Directors

CDRR Investors, Inc.

Dallas, Texas

We have audited the accompanying consolidated financial statements of CDRR Investors, Inc., which comprise the consolidated statements of operations, stockholders’ equity, and cash flows for the period from May 31, 2012 through December 31, 2012 (Successor) and for the period from January 1, 2012 through May 30, 2012 (Predecessor), and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of CDRR Investors, Inc.’s operations and its cash flows for the period from May 31, 2012 through December 31, 2012 (Successor) and for the period from January 1, 2012 through May 30, 2012 (Predecessor), in accordance with accounting principles generally accepted in the United States of America.

F-3

Emphasis of Matter

As discussed in Notes 1 and 3 to the consolidated financial statements, on May 31, 2012, Roofing Supply Group Holdings, Inc. was acquired by CDRR Investors, Inc. in a transaction accounted for under the acquisition method of accounting. As such, the assets and liabilities of Roofing Supply Group Holdings, Inc. were recorded at their respective fair values on May 31, 2012. Accordingly, the successor company’s consolidated financial statements for the period from May 31, 2012 through December 31, 2012 are not comparable to the predecessor company’s consolidated financial statements for periods prior to May 31, 2012.

/s/ BDO USA, LLP

Houston, Texas

September 9, 2015

F-4

CDRR INVESTORS, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,
	2014	2013

Assets
Current assets:
Cash	$9,143	$6,125
Accounts receivable, trade, less allowance for doubtful accounts of $7,731 and $6,803	130,547	111,874
Inventories, net	105,752	87,039
Deferred income tax asset	1,986	4,134
Prepaid expenses and other current assets	1,206	2,129
Total current assets	248,634	211,301

Property and equipment, net of accumulated depreciation	38,393	28,355

Other assets:
Intangible assets, net of accumulated amortization	151,870	190,720
Goodwill	336,247	336,247
Other	23,206	27,758
Total other assets	511,323	554,725
Total assets	$798,350	$794,381

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable, trade	$68,287	$74,886
Accrued expenses	36,866	34,643
Current maturities of term loan	3,150	3,150
Current maturities of capital lease obligations	2,966	1,996
Short-term note payable	407	1,145
Total current liabilities	111,676	115,820

Long-term liabilities:
Line of credit	35,700	-
Term loan, less current maturities	302,963	305,691
Senior debt	200,000	200,000
Capital lease obligations, less current maturities	16,904	12,933
Deferred income tax liability	25,256	22,107
Total long-term liabilities	580,823	540,731
Total liabilities	692,499	656,551

Commitments and contingencies (Note 12)

Stockholders’ Equity:
Common stock, $0.01 par value, 40,000 shares authorized 21,853 and 21,983 issued and outstanding, respectively	222	221
Additional paid in capital	229,444	226,754
Treasury stock, 140 and 10 shares held, respectively	(1,395)	(100)
Accumulated deficit	(122,955)	(89,518)
Controlling stockholders’ equity	105,316	137,357
Non-controlling interests	535	473
Total stockholders’ equity	105,851	137,830
Total liabilities and stockholders’ equity	$798,350	$794,381

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CDRR INVESTORS, INC.

Consolidated Statements of Operations

(in thousands)

			Successor	Predecessor
			May 31, 2012	January 1, 2012
	Year Ended December 31,		through	through
	2014	2013	December 31, 2012	May 30, 2012

Sales, net	$1,109,139	$998,954	$589,182	$353,776
Cost of sales	860,507	777,951	457,398	267,097
Gross profit	248,632	221,003	131,784	86,679

Operating expenses:
Distribution costs	45,841	39,043	23,960	14,836
General and administrative expenses	138,126	133,515	79,746	46,084
Depreciation and amortization	49,234	53,515	36,097	10,329
Total operating expenses	233,201	226,073	139,803	71,249
Income (loss) from operations	15,431	(5,070)	(8,019)	15,430

Other (expense) income:
Interest expense	(43,886)	(43,408)	(26,816)	(8,778)
Interest income	1,041	885	497	418
Other	(304)	283	190	403
Total other expense, net	(43,149)	(42,240)	(26,129)	(7,957)

Income (loss) before income taxes	(27,718)	(47,310)	(34,148)	7,473
Income tax expense (benefit)	5,570	17,991	(10,103)	3,024
Net income (loss)	(33,288)	(65,301)	(24,045)	4,449

Net income attributable to non-controlling interests	149	135	37	1,202
Net income (loss) attributable to controlling stockholders’ interest	$(33,437)	$(65,436)	$(24,082)	$3,247

The accompanying notes are an integral part of these consolidated financial statements.

F-6

CDRR INVESTORS, INC.

Consolidated Statements of Stockholders’ Equity

(in thousands)

	Preferred Stock		Common Stock		Add'l Paid In	Treasury Stock		Accumulated	Non-controlling
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Interests	Total Equity

Predecessor
Balance at January 1, 2012	295	$19,132	1,437	$14	$110,328	-	$-	$(33,886)	$681	$96,269
Accrued preferred stock dividends	-	-	-	-	(2,325)	-	-	-	-	(2,325)
Treasury stock purchased	-	-	-	-	-	3	(338)	-	-	(338)
Distributions to non-controlling interests	-	-	-	-	-	-	-	-	(3,144)	(3,144)
Stock-based compensation	-	-	-	-	170	-	-	-	-	170
Net income	-	-	-	-	-	-	-	3,247	1,202	4,449
Balance at May 30, 2012	295	19,132	1,437	14	108,173	3	(338)	(30,639)	(1,261)	95,081
Successor
Balance at May 31, 2012	295	$19,132	1,437	$14	$108,173	3	$(338)	$(30,639)	$(1,261)	$95,081
Elimination of Predecessor equity	(295)	(19,132)	(1,437)	(14)	(108,173)	(3)	338	30,639	1,261	(95,081)
Common stock issued	-	-	20,054	201	200,337	-	-	-	-	200,538
Non-controlling interests	-	-	-	-	-	-	-	-	379	379
Issuance of stock option to selling shareholder	-	-	-	-	2,344	-	-	-	-	2,344
Distributions to non-controlling interests	-	-	-	-	-	-	-	-	(7)	(7)
Stock-based compensation	-	-	-	-	1,763	-	-	-	-	1,763
Net (loss) income	-	-	-	-	-	-	-	(24,082)	37	(24,045)
Balance at December 31, 2012	-	-	20,054	201	204,444	-	-	(24,082)	409	180,972
Common stock issued	-	-	1,939	20	19,373	-	-	-	-	19,393
Treasury stock purchased	-	-	-	-	-	10	(100)	-	-	(100)
Distributions to non-controlling interests	-	-	-	-	-	-	-	-	(71)	(71)
Stock-based compensation	-	-	-	-	2,937	-	-	-	-	2,937
Net (loss) income	-	-	-	-	-	-	-	(65,436)	135	(65,301)
Balance at December 31, 2013	-	-	21,993	221	226,754	10	(100)	(89,518)	473	137,830
Common stock issued	-	-	-	1	670	-	-	-	-	671
Treasury stock purchased	-	-	-	-	-	130	(1,295)	-	-	(1,295)
Distributions to non-controlling interests	-	-	-	-	-	-	-	-	(57)	(57)
Purchase of non-controlling interests	-	-	-	-	(320)	-	-	-	(30)	(350)
Stock-based compensation	-	-	-	-	2,340	-	-	-	-	2,340
Net (loss) income	-	-	-	-	-	-	-	(33,437)	149	(33,288)
Balance at December 31, 2014	-	$-	21,993	$222	$229,444	140	$(1,395)	$(122,955)	$535	$105,851

The accompanying notes are an integral part of these consolidated financial statements.

F-7

CDRR INVESTORS, INC.

Consolidated Statements of Cash Flows

(in thousands)

			Successor	Predecessor
			May 31, 2012	January 1, 2012
	For the Years Ended December 31,		through	through
	2014	2013	December 31, 2012	May 30, 2012

Operating activities:
Net income (loss), including non-controlling interests	$(33,288)	$(65,301)	$(24,045)	$4,449
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	54,798	59,082	39,231	10,999
Provision for doubtful accounts	3,172	3,031	2,042	1,473
Deferred income taxes	5,297	17,776	(10,901)	2,279
Stock-based compensation expense	2,340	2,937	1,763	170
Gain on sale of property and equipment	(228)	(118)	(11)	(165)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, trade	(21,847)	(9,499)	20,635	(19,385)
Inventories	(18,713)	317	40,737	(44,210)
Prepaid expenses and other current assets	923	1,288	(552)	457
Other long-term assets	(588)	(149)	167	104
Accounts payable, trade	(6,599)	3,226	(99,098)	99,798
Accrued expenses	2,223	2,500	(12,206)	4,133
Net cash flows provided by (used in) operating activities	(12,510)	15,090	(42,238)	60,102

Investing activities:
Payments for business acquisition, less cash acquired	-	-	(397,152)	-
Payments for business acquisitions	-	(8,540)	-	-
Adjustments to purchase price for business combinations	-	8	-	-
Collection of notes receivable from selling shareholder	-	-	-	77
Proceeds from sale of property and equipment	418	327	50	233
Purchase of non-controlling interest	(350)	-	-	-
Purchases of property and equipment	(13,249)	(11,047)	(2,126)	(824)
Net cash flows used in investing activities	(13,181)	(19,252)	(399,228)	(514)

Financing activities:
Proceeds from (repayment of) line of credit, net	35,700	-	-	(25,000)
Proceeds from issuance of notes payable to parent	-	-	18,328	-
Retirement of predecessor debt, including redemption fees	-	-	(239,222)	-
Proceeds from issuance of long-term debt	-	-	513,550	-
Payments of long-term debt	(3,150)	(3,150)	(2,237)	-
Payments of short-term note payable	(738)	(164)	-	-
Principal payments of capital lease obligations	(2,422)	(1,644)	(712)	(483)
Common stock issued	671	1,065	200,538	-
Treasury stock purchase	(1,295)	(100)	-	(338)
Distributions to non-controlling interests	(57)	(71)	(7)	(3,144)
Debt issuance costs paid	-	-	(34,421)	-
Net cash flows provided by (used in) financing activities	28,709	(4,064)	455,817	(28,965)

Net increase (decrease) in cash	3,018	(8,226)	14,351	30,623
Cash, beginning of period	6,125	14,351	-	6,811
Cash, end of period	$9,143	$6,125	$14,351	$37,434

Supplemental cash flow information:
Noncash investing activities:
Noncash purchases of property and equipment	$7,362	$4,164	$3,539	$2,034
Noncash financing activities:
Issuance of stock option to selling shareholder	$-	$-	$2,344	$-
Noncash original issue debt discount	$-	$-	$2,900	$-
Issuance of short-term debt	$-	$1,309	$-	$-
Notes payable to parent converted to common stock	$-	$18,328	$-	$-
Accrued preferred stock dividends	$-	$-	$-	$2,325
State income taxes paid	$365	$332	$786	$183
Interest paid	$38,301	$37,796	$29,078	$635

The accompanying notes are an integral part of these consolidated financial statements.

F-8

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

1. The Company

Description of Business and Organization

CDRR Investments, Inc. (the “Company”) conducts no independent business operations, but acts as the legal entity which indirectly holds all of the ownership equity in Roofing Supply Group, LLC (the Operating Company). The Operating Company was formed on July 3, 2006, to acquire the majority interests of 36 entities that were affiliated through common ownership and collectively referred to as the Roofing Supply Group (RSG). The Operating Company was formerly a wholly owned subsidiary of Roofing Supply Group Holdings, Inc. On May 31, 2012, Roofing Supply Group Holdings, Inc. was acquired by CDRR Holding, Inc. (the Parent of Operating Company), which is a wholly owned subsidiary of the Company. A majority of the non-controlling interests in the RSG subsidiaries were purchased in this transaction.

On April 18, 2012, Roofing Supply Group Holdings, Inc. entered into an Agreement and Plan of Merger with CDRR Holding, Inc. and CDRR MS, Inc., a wholly owned acquisition subsidiary, to sell its shares to CDRR MS, Inc. (CDRR Acquisition). On May 31, 2012, the effective date of the CDRR Acquisition, CDRR MS, Inc. acquired 100% of Roofing Supply Group Holdings, Inc.’s outstanding common stock. As part of the transaction, CDRR MS, Inc. and Roofing Supply Group Holdings, Inc. were merged into the Operating Company, which continues as the surviving operating entity.

Through its various operating subsidiaries, the Company, based in Dallas, Texas, is one of the largest wholesale distributors of roofing supplies and related building materials in the United States. Through its network of more than 80 branches located throughout the United States, the Company primarily provides one-step distribution services from the roofing product manufacturers to roofing contractors, home builders, retailers and other end users.

F-9

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements for the period from January 1, 2012 through May 30, 2012, include the results of operations, and cash flows of the Company on a predecessor basis (Predecessor), which reflects the historical carrying values prior to the CDRR Acquisition. The consolidated financial statements from May 31, 2012 through December 31, 2012, and the years ended December 31, 2013 and 2014, include the financial condition, results of operations, and cash flows of the Company on a successor basis (Successor), reflecting the impact of the CDRR Acquisition purchase price allocation. Accordingly, the consolidated financial statements for the period from May 31, 2012 through December 31, 2012, and the years ended December 31, 2013 and 2014, are not comparable to the consolidated financial statements for periods prior to May 31, 2012.

The consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (GAAP) and include the accounts of the Company and its wholly owned and majority-owned subsidiaries. The non-controlling interest’s share in the equity of the majority-owned subsidiaries is presented as a separate component of stockholders’ equity in the consolidated balance sheets and consolidated statements of stockholders’ equity, and the net income attributable to the non-controlling interest is presented in the consolidated statements of operations. All intercompany transactions and balances have been eliminated.

Unless otherwise indicated, references in the report to “we,” “us,” or “our” refer to CDRR Investors, Inc. and its subsidiaries, taken as a whole.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires us to use our judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the consolidated financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates under different assumptions or conditions.

Other Comprehensive Income

The Company does not have components of Other Comprehensive Income; therefore, Net Income is equal to Comprehensive Income.

Cash

As of December 31, 2014 and 2013, cash consists of cash held at financial institutions.

Inventories and Rebates

Inventories, consisting substantially of finished purchased roofing products, are valued at the lower of cost or market. Cost is determined using the moving weighted-average cost method. All inventories are purchased and sold as finished goods.

F-10

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

2. Summary of Significant Accounting Policies (continued)

The Company’s arrangements with vendors typically provide for monthly, quarterly, and/or annual rebates of a specified amount of consideration payable when a number of measures have been achieved, generally related to a specified cumulative level of calendar-year purchases. The Company accounts for such rebates as a reduction of the costs of the vendor’s inventory until the product is sold, at which time such rebates reduce cost of sales in the consolidated statement of operations. Throughout the year, the Company estimates the amount of rebates based upon the expected level of purchases. The Company continually revises these estimates to reflect actual rebates earned based on actual purchase levels. Amounts due from vendors under these arrangements as of December 31, 2014 and 2013, are $30.1 million and $26.3 million, respectively, and are included in “Accounts Payable” in the consolidated balance sheets.

Accounts Receivable, Trade

The Company’s accounts receivable are principally from customers in the building industry located in the United States. The Company performs continuing credit evaluations of its customers’ financial condition and generally does not require collateral. We review accounts receivable on a quarterly basis to determine if any accounts will potentially be uncollectible. The Company includes any such uncollectible accounts, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance for doubtful accounts. Based upon the information available to us, management believes the allowance for doubtful accounts as of December 31, 2014 and 2013, is adequate. However, actual write-offs might exceed the recorded allowance. The Company had no significant concentrations of credit risk.

Property and Equipment

Property and equipment acquired in connection with the CDRR Acquisition and other acquisition are recorded at fair value as of the date of acquisition and depreciated using the straight-line method over the remaining lives. All other additions are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives. The following is a summary of the estimated useful lives:

Assets	Estimated Useful Lives

Machinery and equipment	5 to 7 years
Vehicles	5 to 8 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of the lease term or 5 years

Expenditures for major renewals and betterments that extend the useful life of property and equipment are capitalized. Expenditures for maintenance are charged to expense as incurred.

Assets under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Depreciation expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the term of the lease.

F-11

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

2. Summary of Significant Accounting Policies (continued)

Goodwill and Intangible Assets

Our goodwill and intangible assets have resulted from acquisitions. Upon acquisition, the purchase price is first allocated to identifiable, assets and liabilities, including non-compete agreements, customer-related intangible assets, and trademarks, with the remaining purchase price recorded as goodwill. Goodwill and trademarks with indefinite lives are not amortized.

A trademark is determined to have an indefinite life if it has a history of strong sales and cash flow performance that we expect to continue for the foreseeable future. If these perpetual trademark criteria are not met, the trademarks are amortized over their expected useful lives. Determining the expected life of a trademark is based on a number of factors, including the competitive environment, trademark history, and anticipated future trademark support.

Non-compete agreements are generally amortized on a straight-line basis over the terms of the associated contractual agreements. Customer relationships are amortized on an accelerated basis based on the expected cash flows generated by the existing customers, generally eight years. The predecessor periods also include finite-lived trade names and supplier relationships, which were amortized over three to ten years.

Impairment of Long-Lived Assets

In accordance with accounting standards related to goodwill and other intangible assets, we do not amortize goodwill and other intangible assets determined to have indefinite useful lives. Instead, we conduct impairment tests on our goodwill and indefinite-lived trademarks annually as of September 30 or more frequently if indicators of impairment exist in interim periods.

The goodwill impairment test is a two-step process with step one requiring the comparison of the reporting unit’s estimated fair value with the carrying amount of its net assets. If necessary, step two of the impairment test determines the amount of goodwill impairment to be recorded when the reporting unit’s recorded net assets exceed its fair value. The Company has a single reporting unit. The estimates and judgments that most significantly affect the fair value calculations are assumptions, consisting of Level 3 inputs, related to revenue growth and anticipated gross margin improvements. We did not recognize any impairment charges related to goodwill during the years ended 2014 or 2013, the period from May 31, 2012 through December 31, 2012, or the period from January 1, 2012 through May 30, 2012.

F-12

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

2. Summary of Significant Accounting Policies (continued)

Similarly, the indefinite-lived impairment test requires the comparison of estimated fair value of the Company’s indefinite-lived intangible assets with the carrying amount. The estimates and judgments that most significantly affect the fair value calculation of the indefinite-lived impairment test (Level 3 inputs) relate to assumed future revenue growth and estimated royalty rates. We did not recognize any impairment charges related to indefinite-lived intangibles during the years ended 2014 or 2013, the period from May 31, 2012 through December 31, 2012, or the period from January 1, 2012 through May 30, 2012.

Long-lived assets, including property, plant, and equipment and finite-lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no indicators of impairment of long-lived assets identified during the years ended 2014 or 2013, the period from May 31, 2012 through December 31, 2012, or the period from January 1, 2012 through May 30, 2012.

Revenue Recognition

The Company generally recognizes revenue upon delivery of the product and transfer of title to the customer, which typically occurs upon pick up at the Company’s branch locations or upon delivery to the customer’s site.

Stock-Based Compensation

The Company provides for stock-based compensation expense in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC ) 718, Compensation-Stock Compensation. Accordingly, the Company is required to determine costs of employee stock-based payments at the fair value on the awards’ grant date and recognize such costs over the requisite service period. The Company recognizes stock-based compensation ratably using the straight-line method over the vesting period. In addition, pursuant to ASC 718, the Company is required to estimate the amount of expected forfeitures when calculating stock-based compensation. We estimate forfeitures at the date of grant based on our historical experience and future expectations.

F-13

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

2. Summary of Significant Accounting Policies (continued)

Income Taxes

Taxable income (loss) of the Company is included in the consolidated federal tax return filed by Roofing Supply Group Holdings, Inc., prior to the acquisition and merger, and the Company, subsequent to the acquisition and merger, in accordance with the Company’s ownership percentage of its subsidiaries. Income taxes are provided by the Company as if it filed a separate tax return as a taxable entity. Deferred income taxes result from temporary differences between the financial statement and income tax basis of investment in subsidiaries for certain subsidiaries and assets and liabilities for other subsidiaries. The Company adjusts the deferred tax asset valuation allowance based on judgments of future realization of the deferred tax assets supported by demonstrated trends in the Company’s operating results.

Shipping and Handling Fees

Our shipping and handling costs are included in operating expenses, which consists primarily of those costs associated with moving inventory from our branch locations to our customers, including product loading and handling at company-leased facilities. Shipping and handling costs for the years ended December 31, 2014 and 2013, the period from May 31, 2012 through December 31, 2012, and the period from January 1, 2012 through May 30, 2012 was approximately $16.8 million, $15.3 million, $9.0 million and $5.5 million, respectively.

Subsequent Events

Management of the Company evaluated subsequent events through September 9, 2015, which is the date the audited consolidated financial statements were available to be issued.

On July 27, 2015, Roofing Supply Group, LLC announced that it entered into a definitive merger agreement to be acquired by Beacon Roofing Supply, Inc. (Nasdaq: BECN) (“Beacon”), the largest publicly-traded distributor of residential and commercial roofing materials and complementary building products in the United States, in a cash and stock transaction valued at approximately $1.1 billion. Under the terms of the agreement, shareholders of the Company’s parent, CDRR Investors, Inc., will receive approximately $286 million in cash and a specific quantity of Beacon common stock that had a value of $286 million in the days immediately preceding the signing of the transaction on July 27. The transaction is targeted to close on October 1, 2015. Notification of early termination of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) premerger notification period was received on August 7, 2015, indicating that the transaction will not be blocked by the United States Department of Justice. Additional details related to the transaction, including a copy of the Merger Agreement, can be found on Beacon’s website, www.beaconroofingsupply.com, under its Investors/SEC Filings section, in its 8K Current Report filed with the SEC on July 27, 2015.

F-14

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

3. Acquisitions

Successor

On August 12, 2013, the Company acquired Supreme Roofing Products, Inc. and Exterior Building Supply, Inc. (together, Supreme). Supreme customizes and distributes roofing and siding primarily for residential housing. The purchase price was $8.5 million and was funded through cash on hand. As a result of the acquisition, the Company recorded additional goodwill of $1.9 million and $3.9 million of finite-lived customer relationships and other intangibles.

On May 31, 2012, the Company through its acquisition subsidiary, CDRR MS, Inc., acquired 100% of Roofing Supply Group Holdings, Inc.’s common stock through a plan of merger. The acquisition is being accounted for as a business combination using the acquisition method of accounting.

The purchase price of $700 million, which includes newly issued debt, was funded by a cash capital contribution of $200 million, proceeds from the issuance of $290 million term debt, and $200 million of senior notes and $10 million of short term notes payable to parent. In addition, as additional consideration, the Company issued a stock option to a selling shareholder for 428,571 shares of common stock exercisable upon a liquidation event. The stock option was valued at $2.3 million. The purchase price paid in the acquisition was allocated to record the acquired assets and liabilities assumed based on their fair value.

F-15

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

3. Acquisitions (continued)

The estimated fair value assigned to identifiable intangible assets, goodwill, and stock option was based on an independent third-party valuations. $106 million of goodwill is expected to be deductible for income tax purposes. The estimated fair value of the assets and liabilities at the acquisition date consisted of the following:

May 31,
2012
(In thousands)

Current assets, including cash acquired of $37.4 million	$334,952
Property and equipment	18,205
Intangible assets	289,267
Goodwill	334,342
Other long-term assets	1,378
Total assets	978,144

Current liabilities	237,602
Deferred income tax liability	44,647
Capital lease obligations, net of current maturities	8,434
Long-term debt, net of current maturities	284,200
Senior notes	200,000
Other long-term liabilities	379
Total liabilities	775,262
Net assets acquired	$202,882

The Company incurred acquisition costs totaling $2 million for the period from January 1, 2012 through May 30, 2012, and $12.7 million for the period from May 31, 2012 through December 31, 2012, in connection with the acquisition. Of these costs, $8.4 million is deductible for tax purposes. During 2013, the Company recorded a purchase price adjustment related to the CDRR Acquisition for $3.2 million to goodwill with a corresponding offset to deferred income tax liability.

F-16

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

4. Property and Equipment, net

Property and equipment at December 31, 2014 and 2013 consisted of the following:

	2014		2013
	Owned assets	Assets under capital lease	Owned assets	Assets under capital lease
	(In thousands)		(In thousands)

Machinery and equipment	$9,517	$3,009	$6,882	$1,544
Vehicles	14,210	22,277	8,639	15,484
Furniture and equipment	6,367	–	4,119	–
Leasehold improvements	4,235	–	2,783	–
	34,329	25,287	22,423	17,028
Less: accumulated depreciation	(12,848)	(8,376)	(6,678)	(4,418)
	$21,482	$16,911	$15,745	$12,610

Depreciation expense, including depreciation of assets under capital lease, for the years ended December 31, 2014 and 2013, the period from May 31, 2012 through December 31, 2012, and the period from January 1, 2012 through May 30, 2012, was approximately $10.4 million, $7.6 million, $3.6 million, and $2.6 million, respectively.

At December 31, 2014 and 2013, assets under capital lease had a net book value of approximately $16.9 million and $12.6 million, respectively.

5. Goodwill and Intangibles

Goodwill totaled $336.2 million at December 31, 2014 and 2013. We did not recognize any impairment charges related to goodwill during the years ended December 31, 2014 and 2013, the period from May 31, 2012 through December 31, 2012, and the period from January 1, 2012 through May 30, 2012.

F-17

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

5. Goodwill and Intangibles (continued)

Intangibles at December 31, 2014 and 2013 consisted of the following:

	December 31,
	2014			2013
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
	(In thousands)
Intangible assets with indefinite lives:
Trademarks	$51,335	$–	$51,335	$51,335	$–	$51,335
Intangible assets with finite lives:
Customer relationships and other	217,862	(117,327)	100,535	217,862	(78,477)	139,385
Total	$269,197	$(117,327)	$151,870	$269,197	$(78,477)	$190,720

Amortization expense related to intangible assets amounted to approximately $38.8 million and $45.9 million for the years ended December 31, 2014 and 2013, respectively, $32.5 million for the period from May 31, 2012 through December 31, 2012, and $7.7 million for the period from January 1, 2012 through May 30, 2012. Estimated future annual amortization amounts for the above amortizable intangible assets as of December 31, 2014, is as follows:

Amortization Expense
(In thousands)
For the year ended December 31:
2015	$30,477
2016	23,523
2017	18,017
2018	13,979
2019	10,830
Thereafter	3,739
$100,535

We did not recognize any impairment charges related to indefinite-lived intangibles during the years ended December 31, 2014 or 2013, the period from May 31, 2012 through December 31, 2012, or the period from January 1, 2012 through May 30, 2012.

F-18

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

6. Accrued Expenses

Accrued expenses at December 31, 2014 and 2013 consisted of the following:

	2014	2013
	(In thousands)

Sales tax	$5,136	$4,417
Wages and salaries	13,813	12,266
Insurance	2,994	3,962
Property and other taxes	1,340	1,138
Customer incentives	7,227	5,428
Interest	3,357	3,336
Other	2,999	4,096
	$36,866	$34,643

7. Financing Arrangements

As a result of the CDRR Acquisition, on May 31, 2012, we entered into a seven-year $290 million senior secured credit facility (Senior Credit Facility), which was amended on October 17, 2012, to $315 million, and a five-year $175 million asset-based revolving line of credit facility (ABL Credit Facility), and issued $200 million senior unsecured notes (Notes). The proceeds from the term loan issued under the Senior Credit Facility (Term Loan) and Notes issued were used to finance the acquisition and extinguish predecessor debt. The Company incurred financing costs totaling approximately $34.4 million. The amendment of the Senior Credit Facility on October 17, 2012, was treated as a debt modification.

The Senior Credit Facility expires May 31, 2019, and the $315 million Term Loan is collateralized by a lien on substantially all assets of the Company and its domestic subsidiaries. The Senior Credit Facility agreement contains an accordion provision that provides for incremental loans up to a maximum of $75 million. The Company is required to make principal payments of approximately $0.8 million a quarter, and is required to prepay the Term Loan subject to the Company’s excess cash flow based upon fiscal year-end results starting December 31, 2013. Voluntary prepayments of borrowings are permitted at any time, subject to a minimum principal amount requirement. At the Company’s election, the Term Loan bears interest at the alternative base rate (the ABR) plus an applicable margin of 2.75%, whereas the ABR is the higher of the i) prime rate, ii) federal funds effective rate plus 0.50%, iii) adjusted LIBOR plus 1.00%, or iv) 2.25% (ABR Loans), or LIBOR, subject to a floor of 1.25%, plus an applicable margin of 3.75% (Eurodollar Loans). The terms of the Senior Credit Facility include operating and financial restrictive covenants, including, among others, limitations on the Company’s ability to incur indebtedness, pay dividends, make investments, create liens, sell assets and subsidiary stock, engage in mergers, consolidations, transfer assets, or change of control, or enter into different lines of business not reasonably related to current line of business, and the Company is required to comply with a total leverage ratio and excess cash flow calculations, as defined by the agreement.

F-19

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

7. Financing Arrangements (continued)

At December 31, 2014 and 2013, the Term Loan balance was $306.1 million and $308.8 million, respectively, net of unamortized portion of the original issue debt discount of $1.8 million and $2.2 million, respectively.

The ABL Credit Facility provides a line of credit up to a maximum of $175 million and terminates on May 31, 2017. The ABL Credit Facility provides for revolving loans (Revolving Loans), swingline loans (Swingline Loans), and letters of credit (Letters of Credit). The ABL Credit Facility agreement contains an accordion provision that provides for a $75 million increase in the facility. The amount of availability is determined based upon advance rates applied to eligible accounts receivable and eligible inventory less outstanding borrowings under the ABL Credit Facility. As of December 31, 2014, based on the November 30, 2014, calculation submitted to the lending institution, the Company’s borrowing base available under the ABL Credit Facility was $175.0 million, reduced by outstanding loans of $35.7 million and $5.7 million in Letters of Credit, for net availability of $133.6 million. As of December 31, 2013, based on the November 30, 2013, calculation submitted to the lending institution, the Company’s borrowing base available under the ABL Credit Facility was $152.0 million, reduced by $5.8 million in Letters of Credit, for net availability of $146.2 million. Extensions of credit under the ABL Credit Facility are guaranteed unconditionally, jointly, and severally by the Parent Company, on a senior basis and are collateralized by a lien on substantially all assets of the Company, the Parent Company, and its domestic subsidiaries. Accounts receivable, cash, and inventory are deemed priority collateral with regard to the Company’s Term Loan. At the Company’s election, loans bear interest at the alternative base rate or LIBOR, plus an applicable margin. The alternative base rate is the higher of the i) prime rate, ii) federal funds effective rate plus 0.500%, or iii) adjusted LIBOR plus 1.000%. The applicable margin is determined by average excess availability and ranges from 0.750% to 1.250% for alternative base rate, and from 1.750% to 2.250% when LIBOR is elected. The Revolving Loans are subject to a commitment fee ranging from 0.250% to 0.375%. The rate is determined based upon average daily usage of the credit line and is applied to unused credit line amounts. Letters of Credit are subject to a 2.000% fee based upon the daily amount outstanding. The terms of the ABL Credit Facility include operating and financial restrictive covenants, including, among others, limitations on the Company’s ability to incur indebtedness, pay dividends, make investments, create liens, sell assets, and subsidiary stock, engage in mergers, consolidations, transfer assets, or change of control, or enter into different lines of business not reasonably related to current line of business, and the Company is required to comply with a consolidated fixed charge coverage ratio and borrowing base calculations, as defined by the agreement. As of December 31, 2014 outstanding loans under the ABL Credit Facility totaled $35.7 million. There was no balance outstanding under the ABL Credit Facility at December 31, 2013.

F-20

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

7. Financing Arrangements (continued)

The Company issued senior notes totaling $200 million in connection with the CDRR Acquisition. The notes bear interest at 10.0% and mature June 1, 2020. Interest on the notes is payable semi-annually on June 1 and December 1 of each year, beginning December 1, 2012. The notes are unsecured and guaranteed by each of our domestic subsidiaries. The agreement provides for certain covenants including, among others, certain restrictions on additional indebtedness and dividends, all as defined by the agreement. The Company, at any time prior to June 1, 2015, can redeem up to 35.0% of the notes at a redemption price of 110.0% plus accrued interest. Thereafter, the Company can redeem all or part of the notes at the following redemption prices: 2015, 107.5%; 2016, 105.0%; 2017, 102.5%; and 2018 and thereafter, 100.0%.

At December 31, 2014 and 2013, the Company was in compliance with the covenants and terms of the financing agreements in effect.

The Company had standby letters of credit outstanding at December 31, 2014 and 2013, totaling $5.7 million and $5.8 million, respectively, substantially all of which are a part of its general insurance program for the benefit of our insurance underwriters. These letters of credit have expiration dates in 2015, with one-year auto renewal clauses.

Scheduled maturities, excluding capital lease obligations under the agreements, are as follows:

Amount
(In thousands)
For the year ended December 31:
2015	$3,150
2016	3,150
2017	3,150
2018	3,150
2019	295,312
Thereafter	200,000
507,912
Less unamortized original issue discount	(1,799)
$506,113

The $34.4 million in financing costs related to the Senior Credit Facility, ABL Credit Facility, and Notes are deferred and recorded as interest expense over the terms of the related debt agreements ranging up to eight years. Total deferred financing costs, net of accumulated amortization, included in other assets in the accompanying consolidated balance sheets were $21.3 million and $25.3 million as of December 31, 2014 and 2013, respectively. Interest expense related to these deferred financing costs was $5.6 million for the years ended December 31, 2014 and 2013, and $2.9 million for the period May 31, 2012 through December 31, 2012.

F-21

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

8. Fair Value of Financial Instruments

FASB ASC 825-10-50 "Financial Instruments - Fair Value of Financial Instruments" (ASC 825-10-50), requires the Company to disclose the estimated fair values of its financial instruments. Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2014 and 2013. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The Company's financial instruments consist mainly of cash, accounts receivable, accounts payable, and borrowings under the Company's revolving line of credit and long-term debt. The carrying value for cash, accounts receivable, accounts payable, and revolving line of credit borrowings approximates their fair value, principally due to the short-term maturities and variable interest, where applicable, of these instruments.

The fair value of our Notes and Term Loan was determined based on quoted market prices. The following table presents the carrying value and fair value of our Notes and Term Loan at December 31:

	2014		2013
	Carrying value	Fair value	Carrying value	Fair value
	(In thousands)

Notes	$200,000	$198,500	$200,000	$224,000
Term loan	306,113	302,139	308,841	311,747

As of December 31, 2014 the carrying value and fair value of outstanding loans under the ABL Credit Facility totaled $35.7 million. There was no balance outstanding under the ABL Credit Facility at December 31, 2013.

9. Stock Option Plan

Successor

With the acquisition of the Company in 2012, the Company adopted the CDRR Investors, Inc. Stock Incentive Plan (the CDRR Plan) which allowed for the granting of options to purchase up to 1,921,500 shares of CDRR Investors, Inc. common stock in the form of stock options or stock awards to key employees and members of the Board of Directors. With respect to the options granted to employees, the options have a ten-year term with vesting at the rate of 20% per year. With respect to options granted to Directors, the options have a ten-year term and are fully vested on the date of grant. All options granted had an exercise price of $10 per share. In the event of a change of control, all outstanding options become immediately vested.

F-22

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

9. Stock Option Plan (continued)

During the years ended December 31, 2014 and 2013, and the period from May 31, 2012 through December 31, 2012, the Company granted 338,500, 729,500 and 1,878,250 options, respectively, to purchase shares of CDRR Investors, Inc. common stock. At December 31, 2014 and 2013, there were 1,948,850 and 2,003,750 options outstanding, respectively. At December 31, 2014 and 2013, 572,650 and 335,650 shares, respectively, were fully vested and exercisable. At December 31, 2014, and December 31, 2013, the fair value of shares vested was $4.5 million and $2.7 million, respectively. The weighted-average grant date fair value of stock options granted during the years ended December 31, 2014 and 2013, and the period from May 31, 2012 through December 31, 2012, was $7.91, $7.94, and $7.93, respectively, based on the Black-Scholes option valuation model.

Activity relating to stock option issuance under the stock option plan is as follows:

	Shares	Weighted average exercise price	Weighted average remaining contractual life

Balance, May 31, 2012	–	$–	–
Options granted	1,878,250	10	–
Options exercised	–	–	–
Options forfeited/expired	–	–	–
Balance, December 31, 2012	1,878,250	10	10.0
Options granted	729,500	10	–
Options exercised	–	–	–
Options forfeited/expired	604,000	10	–
Balance, December 31, 2013	2,003,750	10	9.2
Options granted	338,500	10	–
Options exercised	–	–	–
Options forfeited/expired	393,400	10	–
Balance, December 31, 2014	1,948,850	$10	8.5
Exercisable at December 31, 2014	572,650	$10	8.2

Compensation cost arising from stock options granted to employees and non-employee directors is recognized as expense using the straight-line method over the vesting period. As of December 31, 2014 and 2013, there was $9.6 million and $11.9 million, respectively, of total unrecognized compensation cost related to stock options. That cost is expected to be recognized on a straight-line basis over the remaining service period. The Company recorded stock-based compensation expense of approximately $2.3 million, $2.9 million, and $1.8 million for the years ended December 31, 2014 and 2013, and the period from May 31, 2012 through December 31, 2012, respectively.

F-23

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

9. Stock Option Plan (continued)

CDRR Investors, Inc. issued a stock option to a selling shareholder for 428,571 shares of CDRR Investors, Inc.’s common stock as additional consideration with the merger. The option has an exercise price of $30 per share and is immediately exercised upon a liquidation event and was valued at $2.4 million.

The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models, including Black-Scholes, require the input of highly subjective assumptions, including the expected stock price volatility. The fair value of each option granted during the period from May 31, 2012 through December 31, 2012, 2013, and 2014, was estimated at the date of grant using the Black-Scholes option valuation model with the following weighted-average assumptions:

	2014	2013	2012

Dividend yield	0%	0%	0%
Expected lives of options (years)	6.50	6.50	6.50
Risk-free interest rate	1.96 – 2.20%	1.29%	0.86%
Expected volatility	100.00%	99.00%	98.00%

Expected lives of the options granted and expected volatilities are based on the expected lives and historical volatilities of an industry peer group’s stock.

Predecessor

In 2006, Roofing Supply Group Holdings, Inc. adopted the Roofing Supply Group Holdings, Inc. 2006 Stock Awards Plan (the RSG Plan) which allowed for the granting of options to purchase up to 113,520 shares of Common Stock in the form of stock options or stock awards to key employees and members of the Board of Directors. The RSG Plan was amended in 2009 to increase the number of options to 143,688 shares. With respect to the options granted to employees, the options had a ten-year term with vesting at the rate of 1/3 per year beginning after 24 months of employment or service following the date of grant. With respect to options granted to Directors, the options had a ten-year term and were fully vested on the date of grant. In the event of a change of control of Roofing Supply Group Holdings, Inc., all outstanding options became immediately vested.

Roofing Supply Group Holdings, Inc. did not issue any options during the period from January 1, 2012 through May 30, 2012. All options granted had an exercise price of $100 per share. At May 30, 2012, there were 124,750 options outstanding. At May 30, 2012, 94,517 shares were fully vested and exercisable. No options were exercised during the period from

F-24

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

9. Stock Option Plan (continued)

January 1, 2012 through May 30, 2012. With the acquisition of Roofing Supply Group Holdings, Inc. by the Company on May 31, 2012, outstanding options totaling 124,750 became fully vested and were exercised, and the plan was terminated. Estimated annual forfeiture rates as estimated by management of 3% were utilized in determining compensation costs for the period from May 31, 2012 through December 31, 2012. Estimated annual forfeiture rates as estimated by management of 3% for management and 7% for non-management were utilized in determining compensation costs for the period from January 1, 2012 through May 30, 2012.

Activity relating to stock option issuance under the stock option plan is as follows:

	Shares	Weighted average exercise price	Weighted average remaining contractual life
Predecessor
Balance, December 31, 2011	127,250	–	–
Options granted	–	–	–
Options exercised	–	–	–
Options forfeited/expired	2,500	–	–
Balance, May 30, 2012	124,750	$100	6.0

Exercisable at May 30, 2012	94,517	$100	5.4

Compensation cost arising from stock options granted to employees and non-employee directors is recognized as expense using the straight-line method over the vesting period. The Company recorded stock-based compensation expense of approximately $0.2 million for the period from January 1, 2012 through May 30, 2012.

10. Preferred Stock - Predecessor

In 2008, Roofing Supply Group Holdings, Inc. offered certain employee stockholders the option to purchase Series A Cumulative Preferred Stock (“Series A Preferred Stock”) at an Issue Price per share of $35.00. On October 24, 2008, Roofing Supply Group Holdings, Inc. completed this offering of 159,807 shares of Series A Preferred Stock. The Series A Preferred Stock is entitled to receive dividends equal to 20% of the Issue Price, payable annually. Dividends accrue each fiscal year whether or not declared by the Board of Directors. If dividends are not declared and paid in full (the “Omitted Dividends”) the Series A Preferred Stock accrues additional dividends on the amount of such Omitted Dividends remaining unpaid until such Omitted Dividends and all amounts accrued have been paid.

In 2010, Roofing Supply Group Holdings, Inc. offered certain employee stockholders the option to purchase Series B Cumulative Preferred Stock (“Series B Preferred Stock”) at an Issue Price per share of $100. On May 31, 2010, Roofing Supply Group Holdings, Inc. completed this offering of 135,384 shares of Series B Preferred Stock. The Series B Preferred Stock is entitled to receive dividends equal to 20% of the Issue Price, payable annually. Dividends accrue each fiscal year whether or not declared by the Board of Directors. If dividends are not declared and paid in full (the “Omitted Dividends”) the Series B Preferred Stock accrues additional dividends on the amount of such Omitted Dividends remaining unpaid until such Omitted Dividends and all amounts accrued have been paid.

The Series A Preferred Stock and the Series B Preferred Stock were redeemed as a result of the CDRR Acquisition on May 31, 2012.

F-25

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

11. Income Taxes

The provision for income tax expense (benefit) for the year ended December 31, 2014, the year ended December 31, 2013, the periods from May 31, 2012 through December 31, 2012, and from January 1, 2012 through May 30, 2012 consisted of the following:

	Successor			Predecessor
	Year Ended December 31, 2014	Year Ended December 31, 2013	May 31, 2012 Through December 31, 2012	January 1, 2012 Through May 30, 2012
	(In thousands)			(In thousands)

Current	$273	$168	$798	$745
Deferred	5,297	17,823	(10,901)	2,279
	$5,570	$17,991	$(10,103)	$3,024

The difference between the effective tax rate and the statutory tax rate for the year ended December 31, 2013, and the year ended December 31, 2014 was primarily due to the increase in the Company’s valuation allowance.

The difference between the effective tax rate and the statutory tax rate for the period from May 30, 2012 through December 31, 2012, and the period from January 1, 2012 through May 30, 2012, was primarily due to certain acquisition expenses not deductible for tax, state income taxes and changes in the deferred tax asset valuation allowance.

F-26

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

11. Income Taxes (continued)

The components of the Company’s deferred income taxes as of December 31, 2014 and 2013 are as follows:

	Successor
	2014	2013
	(In thousands)
Deferred income tax asset (liability) – current
Allowance for doubtful accounts	$2,890	$2,545
Inventories	2,324	3,366
Accrued bonuses	2,317	2,108
Accrued insurance	1,149	1,518
Stock based compensation	2,233	1,782
Other	1,115	1,179
	12,028	12,498
Less: valuation allowance	(10,042)	(8,364)
Net deferred income tax asset – current	$1,986	$4,134

Deferred income tax asset (liability) – non-current
Outside basis in limited liability companies	$509	$660
Capitalized acquisition costs	2,243	2,821
Net operating loss carryforwards	50,375	42,278
Other	2,401	2,074
Property and equipment	(7,081)	(5,091)
Intangibles – tradenames	(12,266)	(11,274)
Intangibles – customer relationships and other	(5,098)	(15,484)
Intangibles – goodwill	(11,004)	(6,699)
	20,079	9,285
Less: valuation allowance	(45,335)	(31,392)
Net deferred income tax asset (liability) – non-current	$(25,256)	$(22,107)

At December 31, 2014, we had net operating loss carryforwards for federal and state tax purposes totaling approximately $126 million and $155 million, respectively, which can be used to offset taxable income through 2034. During the period ended May 30, 2012, we utilized a federal net operating loss carryforward of approximately $5 million which reduced current income tax expense by approximately $1.7 million. We generated federal losses for tax reporting purposes of approximately $19 million, $18 million, and $71 million for the years ended December 31, 2014 and 2013, and the period of May 31, 2012 through December 31, 2012, respectively.

F-27

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

11. Income Taxes (continued)

We currently have significant deferred tax assets. ASC 740, Income Taxes, requires a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Furthermore, ASC 740 provides that it is difficult to conclude that a valuation allowance is not needed when there are cumulative losses in recent years. Based on this guidance, we have determined that a full valuation allowance against the deferred tax assets is required for the years ended 2014 and 2013. Our valuation allowance totaled $55.4 million, $39.8 million, and $3.3 million as of December 31, 2014, 2013, and 2012, respectively.

The Company’s policy is to classify any interest and penalties associated with income taxes as income tax expense. Roofing Supply Group Holdings, Inc. and the Company’s 2009 through 2014 tax years, along with the Company’s subsidiaries’ federal and state tax returns for the same periods, are subject to examination by federal and state taxing jurisdictions.

12. Commitments and Contingencies and Related-Party Transactions

Intercompany Notes

On May 31, 2012 the Company issued $18.3 million aggregate principal amount of notes payable due February 28, 2013 to its parent, CD&R Roadhouse Holdings L.P. The notes bear interest at a rate of 0.28%. The notes, plus accrued interest, were converted into the Company’s common stock at maturity.

Leases

The Company conducts its operations in leased facilities, which are accounted for as operating leases. Generally, the leases provide that the Company pay a base rent plus all insurance, maintenance, and all other costs and expenses associated with the use of the buildings.

Total rent expenses related to leased facilities was approximately $13.8 million and $12.3 million for the years ended December 31, 2014 and 2013, respectively, $6.7 million for the period from May 31, 2012 through December 31, 2012, and $4.8 million for the period from January 1, 2012 through May 30, 2012. Rent attributable to leases with related parties totaled approximately $5.0 million in each year ended December 31, 2014 and 2013, $2.8 million for the period from May 31, 2012 through December 31, 2012, and $2.2 million for the period from January 1, 2012 through May 30, 2012.

F-28

CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

12. Commitments and Contingencies and Related-Party Transactions (continued)

The Company also leases certain equipment, including delivery trucks, under operating leases with third parties. Total expense for those leases was approximately $1.0 million and $1.1 million for the years ended December 31, 2014 and 2013, respectively, $0.9 million for the period from May 31, 2012 through December 31, 2012, and $0.6 million for the period from January 1, 2012 through May 30, 2012.

At December 31, 2014, the minimum rental commitments under all non-cancelable operating leases with initial or remaining terms of more than one year are as follows:

	Equipment leases	Related-party facility leases	Third-party facility leases	Total operating lease commitments
	(In thousands)
For the year ending December 31:
2015	$–	$4,931	$9,140	$14,071
2016	–	4,494	7,979	12,473
2017	–	2,917	6,482	9,399
2018	–	204	4,880	5,084
2019	–	68	1,885	1,953
Thereafter	–	–	858	858
	$–	$12,614	$31,224	$43,838

During 2014 and 2013, the Company entered into various capital lease agreements for the purchase of vehicles and equipment. The terms of these agreements range from five to eight years. The gross amount of these capital leases was $25.3 million and $17.0 million as of December 31, 2014 and December 31, 2013, respectively. Related amounts of accumulated amortization were $8.4 million and $4.4 million as of December 31, 2014 and December 31, 2013, respectively.

At December 31, 2014, scheduled maturities under the capital lease agreements are as follows (in thousands):

Amount
(In thousands)
2015	$2,971
2016	2,970
2017	3,274
2018	3,243
2019	3,687
Thereafter	3,725
$19,870

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CDRR Investors, Inc.

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

12. Commitments and Contingencies and Related-Party Transactions (continued)

401(K) Profit Sharing Plan

The Company adopted a 401(K) profit-sharing plan (the Plan) covering all employees of the Company. The Plan allows for discretionary contributions to be made by the Company on behalf of the employees. Total discretionary contributions were approximately $0.5 million and $0.5 million for the years ended December 31, 2014 and 2013, respectively, $0.2 million for the period from May 31, 2012 through December 31, 2012, and $0.2 million for the period from January 1, 2012 through May 30, 2012.

Management Fees

Successor

The Company entered into a consulting agreement with Clayton, Dubilier and Rice, a related party that provides for annual payments totaling $2 million. The Company recorded fees to Clayton, Dubilier and Rice totaling $2.1 million in each year ended December 31, 2014 and 2013, respectively, and $1.2 million for the period from May 31, 2012 through December 31, 2012. There were no amounts outstanding at December 31, 2013 or 2014.

During the period from May 31, 2012 to December 31, 2012, in connection with the CDRR Acquisitions, we paid Clayton, Dubilier and Rice $6.4 million for debt costs and $4.3 million for transaction costs.

Predecessor

The Company entered into a consulting agreement with The Sterling Group, a related party that provided for annual payments equal to the greater of $500,000 or 1% of EBITDA each year. The Company recorded fees to The Sterling Group totaling $0.3 million during the period from January 1, 2012 through May 30, 2012.

Litigation

The Company is involved in various legal matters arising in the normal course of business. In the opinion of management and legal counsel, the amount of losses that may be sustained, if any, would not have a material effect on the consolidated financial position and results of operations of the Company.

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